U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                                FORM 8-A

    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
    SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                     Commission File No.   0-22524

                     REAL GOODS TRADING CORPORATION
(Exact name of small business issuer as specified in its charter)

       California                              68-0227324
  (State or other jurisdiction of             (IRS Employer
   incorporation or organization)          Identification Number)

    555 Leslie Street, Ukiah, California             95482
  (Address of principal executive offices)         (Zip Code)

Issuer's telephone number, including area code:   (707) 468-9292

If this Form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A (c), please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

Common shares of Real Goods Trading Corporation, No Par Value.

Name of each exchange on which class is to be registered:
Chicago Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A (d), please check the following box. [ ]

Securities to be registered pursuant to Section 12 (g) of the
Act:

None.

Item 1.  Description of Registrant's Securities to be Registered.

The information required by this Item is included under the caption "Description of Securities" (pages 39 - 40) of the Prospectus included as part of the Registrant's Registration Statement on Form SB-2, as amended, File No 333-0505, declared effective on August 11, 1997.

Item 2.  Exhibits

The following documents are incorporated by reference as exhibits to this registration statement as indicated:

     1.  Articles of Incorporation of Real Goods Trading
         Corporation. (Incorporated by reference to the Company's Registration Statement on Form 10-KSB filed with the Securities and Exchange Commission on October 1, 1993.)

     2. Bylaws of Real Goods Trading Corporation. (Incorporated by reference to the Company's Registration Statement on Form 10-KSB filed with the Securities and Exchange
         Commission on October 1, 1993).

                                SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                 REAL GOODS TRADING CORPORATION
                                           (Registrant)

Date:  January 21, 1998           By:[S]DONNA MONTAG
                                        Donna Montag
                                        Chief Financial Officer